Exhibit 99.2
PROXY CARD
CORNELL COMPANIES, INC.
PROXY SOLICITED BY
THE BOARD OF DIRECTORS OF CORNELL COMPANIES, INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                     , 2010
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of Cornell Companies, Inc. (the “Company”), dated                     , 2010, in connection with the Company’s Special Meeting of Shareholders to be held at the offices of the Company located at 1700 West Loop South, Suite 1500, Houston, Texas 77027, at            a.m., Central Time, on                     ,                     , 2010, and does hereby appoint James E. Hyman, John R. Nieser and Cathryn L. Porter, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them, to appear and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2010 Special Meeting of Shareholders, and at any adjournments or postponements thereof.
The shares represented hereby will be voted as directed herein. IN EACH CASE, IF YOUR PROXY IS RETURNED PROPERLY EXECUTED AND NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED “FOR” ITEMS 1 and 2. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY IS REVOCABLE.
PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please date and sign exactly as the name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person.
HAS YOUR ADDRESS CHANGED?
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

The Company’s Board of Directors recommends a vote FOR proposals 1 and 2.
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 18, 2010, among The GEO Group, Inc., GEO Acquisition III, Inc., a wholly owned subsidiary of GEO formed for the purpose of the merger, and Cornell Companies, Inc., pursuant to which Cornell will become a wholly owned subsidiary of GEO.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Proposal to approve an adjournment of the Cornell special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting.
Mark box at right if you plan to attend the Special Meeting ☐
Mark box at right if an address change or comment has been noted on the reverse side of the card ☐
Please be sure to sign and date this Proxy. This section must be completed for your vote to count.

Date:                                                                , 2010

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Signature (if joint)